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                                                                    EXHIBIT 23.3


Coopers                                     Coopers & Lybrand L.L.P.
& Lybrand
                                            a professional services firm

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Chateau Communities, Inc. and CP Limited Partnership on Form S-3 of our report dated February 12, 1997, on our audits of the consolidated/combined financial statements and financial statement schedule of Chateau Properties, Inc. and CP Limited Partnership as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in the 1996 Annual Reports on Form 10-K of Chateau Properties, Inc. and CP Limited Partnership. We also consent to the reference to our Firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


Detroit, Michigan
August 7, 1997